As filed with the Securities and Exchange Commission on August 10, 2012

File No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INCONTACT, INC.

(Exact name of registrant as specified in charter)

DELAWARE	87-0528557
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7730 Union Park Avenue, Suite 500,

Midvale, Utah 84047

(Address, including zip code, of Principal Executive Offices)

inContact 2008 Equity Incentive Plan

(Effective as of July 1, 2008, and as amended through June 14, 2012)

Stock Option Agreement with Chief Products Officer

Stock Option Agreement with Executive Vice President of Worldwide Sales

(Full title of the plans)

Gregory S. Ayers

7730 Union Park Avenue, Suite 500, Midvale, Utah 84047

(801) 320-3200

(Name, address, and telephone number of agent for service)

Copy to:

Mark E. Lehman, Esq.

Parsons Behle & Latimer

201 South Main Street, Suite 1800, Salt Lake City, Utah 84111

(801) 536-6667/ (801) 536-6111 fax

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to Be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share; shares issued or issuable pursuant to employee benefit plans.	2,000,000 (3)	$5.145	$10,290,000	$1,179.23
Common Stock, par value $0.0001 per share; shares issued or issuable pursuant to employee benefit plans.	550,000 (4)	$5.145	$2,829,750	$324.29
Total	2,550,000		$13,119,750	$1,503.52

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares as may be issued under the inContact 2008 Equity Incentive Plan, as amended (the “2008 Equity Plan”), and the Stock Option Agreement with Chief Products Officer and the Stock Option Agreement with Executive Vice President of Worldwide Sales, as a result of adjustments to the number of outstanding shares of common stock by reason of any recapitalization, stock split, stock dividend or similar transaction, and any other securities with respect to which the outstanding shares of common stock are converted or exchanged.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of our common stock on August 6, 2012, as reported on The NASDAQ Capital Market.
(3)	The registrant is registering 2,000,000 common shares approved by the stockholders on June 14, 2012 as additional shares available for awards under the 2008 Equity Plan. The Registrant previously registered 3,272,500 shares of common stock under the 2008 Equity Plan pursuant to a registration statement filed August 14, 2008, as amended March 19, 2009 (File No. 333-153017) and another registration statement filed August 9, 2010 (File No. 333-168666).
(4)	The registrant is registering 300,000 common shares issuable upon exercise of stock options granted to the registrant’s Chief Products Officer on August 8, 2011, and 250,000 common shares issuable upon exercise of stock options granted to the registrant’s Executive Vice President of Worldwide Sales on July 16, 2012. These options were issued outside of the 2008 Equity Plan

EXPLANATORY NOTES

inContact, Inc., (“inContact,” the “Company,” “we,” “us” or “our”) prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act to register 2,000,000 common shares pursuant to the inContact 2008 Equity Incentive Plan, effective as of July 1, 2008, and as amended through June 14, 2012 (the “2008 Equity Plan”), not previously registered, including awards that may be issued after the date of this registration statement. The Company is registering the additional 2,000,000 common shares on this Form S-8 because the amendment to the 2008 Equity Plan approved by the Company’s stockholders in June 2012 authorizes the issuance of an additional 2,000,000 common shares (the “Additional Shares”), plus, as provided by the 2008 Equity Plan, shares available to be issued under the 2008 Equity Plan upon the cancellation, expiration or forfeiture of awards of the Additional Shares, currently estimated to be up to 200,000 shares. Pursuant to General Instruction E of Form S-8, the contents of (a) the Registration Statement on Form S-8, File No. 333-153017, which was filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2008, as amended by Post-effective Amendment No. 1 thereto filed with the SEC on March 19, 2009, and (b) the Registration Statement on Form S-8, File No. 333-168666, which was filed with the SEC on August 9, 2010 (the foregoing registrations are collectively referred to as the “Initial Registration Statements”) are hereby incorporated by reference, including each of the documents filed by inContact with the SEC and incorporated or deemed incorporated by reference in each of the Initial Registration Statements.

Pursuant to Rule 429(a) of the Securities Act, the prospectus is a combined prospectus that is being filed as part of this Registration Statement, the Initial Registration Statements, and the registration statement (as amended) on Form S-8, File No. 333-116055 (the “116055 Registration Statement”) filed to register common stock underlying inContact’s 1999 Long Term Stock Incentive Plan and additional employee options (the “Prior Plans”). All filing fees for the registration statements listed above were paid previously, except for the filing fee paid with this Registration Statement covering the Additional Shares.

The prospectus has been prepared in accordance with the requirements of Part I of Form S-3. It may be used for reoffers of common stock defined as “control securities” under Instruction C to Form S-8 acquired by “affiliates” (as the term is defined in Rule 405 of the Securities Act) pursuant to the exercise of stock options, restricted stock unit awards, or other awards under the 2008 Equity Plan registered under this Registration Statement or the Prior Registration Statements, stock options granted to the registrant’s Chief Products Officer and Executive Vice President of Worldwide Sales registered under this Registration Statement, and the exercise of stock options, restricted stock unit awards, or other awards under the Prior Plans registered under the 116055 Registration Statement.

i

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

The documents containing the information specified in Item 1 will be sent or given to participants in the Stock Option Agreement with Chief Products Officer and the Stock Option Agreement with Executive Vice President of Worldwide Sales (collectively the “Option Agreements”), as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be filed, and are not being filed, with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), and other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

inContact, Inc.

Attn: Corporate Secretary

7730 S. Union Park Avenue, Suite 500

Midvale, UT 84047

(801) 320-3200

ii

Reoffer Prospectus

inContact, Inc.

7,619,800 Shares of Common Stock

This reoffer prospectus relates to the 7,619,800 shares of common stock, par value $0.0001 per share, of inContact, Inc., which may be offered and resold from time to time by persons who acquire the shares under different compensatory arrangements that inContact has established.

•

The first are (i) offers and resales by eligible participants of up to 5,272,500 shares issuable pursuant to awards that may be granted under our 2008 Equity Incentive Plan, referred to in this prospectus as our 2008 Equity Plan, and (ii) options to purchase 25,000 common shares granted under our 1999 Long Term Stock Incentive Plan referred to as our 1999 Incentive Plan. Eligible participants in our 2008 Equity Plan consist of employees, directors, officers and consultants. We have issued awards under the 2008 Equity Plan to a number of eligible participants, including officers and directors who are affiliates of inContact (as defined in rule 405 adopted under the Securities Act) listed under the section of this prospectus entitled “Selling Security Holders.” Subsequent to the date of this reoffer prospectus, we may grant awards under the 2008 Equity Plan to eligible participants who are affiliates. Instruction C of Form S-8 requires that we supplement this reoffer prospectus with the names of such affiliates and the amounts of securities to be reoffered by them as selling security holders. The options to purchase 25,000 shares outstanding under the 1999 Incentive Plan are held by one of our affiliated officers listed as a selling security holder.

•

The second are offers and resales of up to 2,322,300 shares issuable under outstanding compensatory stock option agreements referred to in this prospectus as the Stock Option Agreements. inContact followed a practice from 1999 to early 2008 of establishing annually separate employment and compensation arrangements with employees, including officers. The Board of Directors of inContact adopted director compensation plans periodically that included regular grants of stock options for service as directors and on board committees. In 2011 and 2012 inContact issued options as an inducement to two executive officers to accept offers of employment. As a result, there are now outstanding individual compensatory Stock Option Agreements with our officers and directors who are affiliates of inContact. These persons are listed under the section of this prospectus entitled “Selling Security Holders.”

It is anticipated that the selling security holders will offer common shares for sale at prevailing prices on any stock exchange, market or trading facility on which the shares are traded or in private transactions. See “Plan of Distribution.” We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling security holders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling security holders will be borne by us.

Our common stock is listed on The NASDAQ Capital Market under the symbol “SAAS.” On August 6, 2012, the last reported sale price of our common stock was $5.07 per share.

Our principal executive offices are located at 7730 South Union Park Avenue, Suite 500, Midvale, Utah 84047.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 10, 2012

WHERE YOU CAN FIND ADDITIONAL INFORMATION

inContact is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public at the SEC’s website at http://www.sec.gov. Our website is located at www.incontact.com. The contents of our website are not part of this prospectus and should not be relied upon with respect thereto.

This prospectus constitutes part of a Registration Statement on Form S-8 filed on the date hereof (herein, together with all amendments and exhibits, referred to as the “Registration Statement”) by inContact with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to inContact and the common stock, reference is hereby made to the Registration Statement. Statements contained herein concerning the provisions of any contract, agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by the foregoing reference. Copies of the Registration Statement together with exhibits may be inspected at the offices of the SEC as indicated above without charge and copies thereof may be obtained from the SEC upon payment of a prescribed fee.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. You may obtain a copy of any of these SEC filings without charge by written or oral request directed to our Corporate Secretary, at inContact, Inc., 7730 So. Union Park Avenue, Suite 500, Midvale, UT 84047, telephone (801) 320-3200.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of the U.S. federal securities laws. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things, the risk factors discussed in this prospectus under the caption “Risk Factors” beginning on page 6 and in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and other factors, most of which are beyond our control.

The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect” and similar expressions are intended to identify forward-looking statements. All statements other than statements of current or historical fact contained in this prospectus are forward looking-statements. Although we believe that the forward-looking statements contained in this prospectus are based upon reasonable assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Important factors that may affect our expectations and estimates include:

•	The highly competitive and evolving nature of the industry in which we compete;

•	Rapid technological changes;

•	Failure by us to implement our strategies;

•	Our ability to keep pace with changing customer needs;

•	Financial difficulties experienced by any of our top customers;

•	Our debt and debt service requirements that restrict our operating and financial flexibility, and impose interest and financing costs;

•	Our ability to attract and retain key personnel; and

•	General economic and market conditions.

•	Possible terrorist attacks and ongoing military action throughout the world.

Our forward-looking statements speak only as of the date of this prospectus. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THE COMPANY

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in, or incorporated by reference into, this prospectus. Consequently, this summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read this entire prospectus, including the “Risk Factors” section, and the documents and information incorporated by reference into this prospectus before making an investment decision.

What We Do

inContact, Inc. (“inContact,” “we,” “us,” “our,” or the “Company”) began in 1997 as a reseller of telecommunications services and has evolved to become a leading provider of cloud-based contact center solutions. “Cloud-based” is a term used to refer to on-demand computing, data storage and delivery of technology services through the Internet (“Cloud”), which includes software-as-a-service (“SaaS”). inContact helps contact centers around the world create effective customer experiences through its powerful portfolio of cloud-based contact center call routing, self-service and agent optimization solutions. The Company’s services and solutions enable contact centers to operate more efficiently, optimize the cost and quality of every customer interaction, create new pathways to profit and ensure ongoing customer-centric business improvement and growth.

We began offering cloud-based contact center solutions to the contact center market in 2005. Our dynamic technology platform provides our customers a solution without the costs and complexities of premise-based systems. Our proven delivery model provides compelling cost savings by removing the complexities of deploying and maintaining a premise-based solution, while providing flexibility to change with business needs.

The inContact Cloud Portfolio

The inContact portfolio consists of the following integrated solutions:

•

inContact ACD™: The goal of an Automatic Call Distributor (“ACD”) is to get callers to the right agent as quickly as possible. inContact provides advanced contact handling and routing functionality along with the management services required for our customers to monitor and manage the process. The inContact ACD includes skills-based routing, universal contact queues, automatic call back, and inbound/outbound call blending. Dynamic connections with the database enhance the call routing even further by leveraging real-time data for routing decisions to improve the caller experience. inContact ACD is also capable of aggregating multiple contact center sites into a single entity for improved management and reporting of large, complex contact center operations.

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inContact CTI™: Computer Telephony Integration (“CTI”) leverages the customer database to deliver a caller experience based on data relevant to the caller. inContact CTI integrates with customer data servers to provide agents with pre-populated customer data that reduce contact handling times. The inContact CTI can also link Interactive Voice Response applications with transaction databases, enabling caller self-service and reducing the need for agents where appropriate.

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inContact IVR™: inContact Interactive Voice Response (“IVR”) is a mature IVR that delivers a typical initial caller experience. IVR is the key to good self-service and assists the caller to get to the appropriate live-agent service. inContact IVR is unique because of the robust drag-and-drop utility that is used to create specialized call flows that are unique to each customer. Customers can retain control and develop the call flows for themselves or engage our professional services team to create a tailor made solution to create unique workflows.

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inContact Integrations: inContact was designed from the ground up to be open and integrate with various hardware and software solutions already in place at our customers’ sites. inContact can overlay an existing private branch exchange (“PBX”), while communicating hand-in-hand with the customer relationship management (“CRM”) solutions used by our customers.

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inContact ECHO®: inContact ECHO gathers the opinion of the user and presents the analysis of the feedback directly to supervisors and agents to identify gaps in service and processes. Most companies try to gather user feedback, but many find it difficult to translate user opinion into meaningful data that promotes better service delivery. inContact ECHO is an essential component of the portfolio to close the loop between offering service and evaluating the results of the service for continuous improvement.

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inContact Workforce Management™: inContact Workforce Management (“WFM”) helps our customers forecast demand, workforce scheduling, analyze and optimize staffing and report real-time adherence in their contact centers. inContact WFM includes analysis to predict service levels, abandon rates and queue times as well as a break/lunch optimization wizard to improve staffing efficiency. In addition, agents can review their schedule, set up schedule preferences, request time off, and swap shifts with other agents on their own.

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inContact Quality Monitoring™: inContact’s Quality Management Software provides insights into agent performance and customer satisfaction. It works by scoring agent performance against objectives that a customer can define and monitor. The Quality Management scorecard then provides specific details about each agent’s performance that can be used to guide training and coaching programs.

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InContact Screen Recording™: inContact Screen Recording provides compliance level screen recording functionality for all voice channel interactions. It captures and stores recordings for quick playback to meet legal and regulatory requirements. The inContact ACD communicates directly with the screen recording gateway server located on the customer premise to initiate the start and stop of screen recording activity of the agent desktop.

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inContact eLearning™: inContact eLearning provides targeted, prioritized training, communications and testing directly to the agent’s desktop during dips in call volumes. Our customers experience reduced call escalations and minimized cost per call with better trained agents.

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inContact Network Connectivity: inContact runs a national carrier-class telecommunications network providing both TDM and VoIP connectivity as well as toll-free and local-number services. All incoming calls are handled on the inContact network that was designed from the ground up to support a broad range of software applications. Outgoing calls are routed through a portfolio of partners specially selected for call-quality as well as low-cost services to benefit our customers.

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Professional Services: We offer professional support services from contact center experts who help customers establish, set up and optimize their contact centers for user satisfaction and revenue optimization. Our contact center experts assist customers in customizing detailed call routing and call distribution mapping to ensure calls are routed in the most effective and efficient manner possible using the inContact portfolio of services to their maximum potential needed by each unique contact center.

The Power of the Cloud Model

The cloud model enables subscribers to access a wide variety of application services that are developed specifically for delivery over the Internet on an as-needed basis. Purchasing cloud-based applications offers advantages to businesses over traditional software licensing and delivery models, including the following:

•	Operational expense rather than a capital expense;

•	Overlay existing infrastructure without additional investment;

•	Low up-front expenditure reduces risk and is especially appealing in a challenging economic climate;

•	Remove complexity of day-to-day management;

•	Ability to use at-home agents or multi-site workforces because the software is delivered over the Internet and can be accessed from any location;

•	Continued access to state-of-the-art technology and avoidance of technology lock-in with no need to install and manage third-party hardware and software in-house;

•	Ability to scale as business needs change; and

•	Instant built-in scalability, redundancy, security, hosting and IT expertise.

This type of lower cost subscription service is particularly attractive for start-up companies and medium-sized businesses. However, the model also is becoming increasingly appealing to larger organizations as they seek to reduce significant hardware and software expenses, while maintaining or improving contact center functionality and capacity.

For companies selling software application services under the cloud-based model, such as inContact, sales generally result in lower initial revenues than traditional software licensing and delivery models. However, because customers generally subscribe to this kind of product for a period of time, future revenues are more predictable than traditional software sales models where license revenue may be recognized in the quarter when signed. As a result of our use of the cloud model, we depend on monthly recurring revenues from our customers, which provide us with a much more predictable and stable revenue stream than if we sold our inContact platform as a premise-based product.

Telecom Products and Services

Our telecommunications network is the backbone of the inContact platform as our customers’ calls are routed across our carrier-grade network. Our ability to provide telecommunications connectivity as well as cloud software services create a strong competitive advantage for those customers who are looking for a single source supplier for both these services.

As a domestic and international long distance reseller and aggregator, we contract with a number of third party long distance service providers for the right to resell telecommunication services to our customers. Our primary providers are Qwest, Verizon and Global Crossing. The variety of traditional telecommunication services we offer enables our customers to: (1) buy most of the telecommunications services they need from one source, (2) combine those services into a customized package including our all-in-one, contact center solution, (3) receive one bill for those services, (4) call us at a single point of contact if service problems or billing issues arise, and (5) depend on our professional team of employees to manage their network and contact center solution, end-to-end, so our customers can focus on their business operations.

The contracts with our third party long distance service providers are standard and customary in the industry and designate inContact as the point of contact for all customer service calls. These agreements stand for one to three years and are generally renewable at the end of each contract term, when rates are often renegotiated on the basis of prevailing rates in the industry.

We also acquire, from our third party long distance service providers, dedicated long distance service, toll-free 800/888/877/866 services, dedicated data transmission service and calling cards. These services and fees are billed to us as stated in our contracts with our providers and are payable on the same terms as switched long distance service.

We maintain a contact center in Salt Lake City, Utah for receiving customer service and billing inquiries. Our customer service personnel are available during extended business hours and also provide emergency service 24 hours a day, seven days a week. We place a high priority on customer service since we believe it is a primary factor in acquiring and retaining customers.

Our principal business office is located at 7730 So. Union Park Avenue, Suite 500, Midvale, UT 84047, and our telephone number is (801) 320-3200. Our website address is www.incontact.com. Information contained in our website or any other website does not constitute part of this prospectus.

RISK FACTORS

You should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K and subsequent reports filed on Form 10-Q, as well as the following risk factors, in evaluating our company. The risks and uncertainties described below are not the only ones we face. There may be additional risks and uncertainties that are not known to us or that we do not consider to be material at this time. If the events described in these risks occur, our business, financial condition and results of operations would likely suffer. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. The risk factors incorporated by reference and included herein might cause those differences.

The market price for shares of our common stock may be highly volatile and could be subject to wide fluctuations.

The market price for shares of our common stock may be highly volatile and could be subject to wide fluctuations. Some of the factors that could negatively affect our share price include:

•	actual or anticipated variations in our quarterly operating results;

•	changes in our cash flows from operations or earnings estimates;

•	publication of research reports about us, or the contact center services or cloud-based software services industries, generally;

•	claims our intellectual property violates the intellectual property rights of others;

•	significant security breaches of our databases holding customer information;

•	significant system failures;

•	changes in applicable laws or regulations, court rulings and enforcement and legal actions;

•	changes in the market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	additions or departures of key management personnel;

•	actions, including sales of common stock, by our stockholders;

•	speculation in the press or investment community regarding our business;

•	general market and economic conditions; and

•	domestic and international economic, legal and regulatory factors unrelated to our performance.

Future sales of shares of our common stock could adversely affect the market price of our common stock.

The registration statement of which this Prospectus forms a part is registering for resale up to 7,619,800 shares of our common stock issuable under compensation plans or agreements, of which 3,645,063 are now held by the selling security holders. Future sales of substantial amounts of our common stock in the public market following this offering, whether by us or our existing stockholders, or the perception that such sales could occur, may adversely affect the market price of our common stock, which could decline significantly. Sales by our existing stockholders might also make it more difficult for us to raise equity capital by selling new common stock at a time and price that we deem appropriate.

Additional issuances of equity securities by us would dilute the ownership of our existing stockholders.

We may issue equity in the future in connection with acquisitions or strategic transactions, to adjust our ratio of debt to equity, to fund expansion of our operations or for other purposes. We may issue shares of our common stock at prices or for consideration that is greater or less than the price at which the shares of common stock are offered and sold under this prospectus. To the extent we issue additional equity securities, your percentage ownership of our common stock would be reduced.

We are able to issue shares of preferred stock with greater rights than our common stock.

Our certificate of incorporation authorizes our board of directors to issue one or more series of preferred stock and set the terms of the preferred stock without seeking any further approval from our stockholders. Any preferred stock that is issued may rank ahead of our common stock in terms of dividends, liquidation rights or voting rights. If we issue preferred stock, it may adversely affect the market price of our common stock.

USE OF PROCEEDS

We will receive funds if any of the purchase rights under the Stock Option Agreements are exercised. inContact will not receive any of the proceeds from the offer and resale of shares by the selling security holders.

SELLING SECURITY HOLDERS

This prospectus relates to our common shares that are being registered for reoffers and resales by the selling security holders who have acquired (or, in some cases, may acquire) common shares pursuant to the 2008 Equity Plan, the 1999 Incentive Plan, and the Stock Option Agreements. We may amend or supplement this prospectus to reflect future issuances under the 2008 Equity Plan to the selling security holders.

Beneficial ownership is determined in accordance with the rules of the SEC, is based upon 44,479,966 shares outstanding as of July 24, 2012, and generally includes voting or investment power with respect to securities. Shares underlying options to purchase shares of common stock that are currently exercisable or become exercisable within 60 days of August 9, 2012, and shares underlying restricted stock units that vest within 60 days after August 9, 2012 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The 3,645,063 shares listed below covered by this Prospectus are shares to be issued upon exercise of outstanding options issued pursuant to the 2008 Equity Plan, 1999 Incentive Plan, and the Stock Option Agreements. The selling security holders may resell all, a portion, or none of the shares from time to time.

The address of the stockholder listed below is care of inContact, Inc., 7730 Union Park Avenue, Suite 500, Midvale, Utah 84047. The following table sets forth the name and relationship to inContact of the selling security holder and: (1) the number of shares of common stock that the selling security holder beneficially owned as of August 9, 2012; (2) the number of shares of common stock that the selling security holder may offer pursuant to this prospectus; and (3) the amount ( and if one percent or more, the percentage) of the class to be beneficially owned by such stockholder assuming the sale of all shares offered pursuant to this prospectus.

Selling Security Holder	Position	Amount Beneficially Owned (1)	Amount Covered by this Prospectus (2)	Shares Beneficially Owned after Resales (1)
				Amount	Percent
Paul Jarman	Chief Executive Officer and Director	1,101,219	1,001,800	156,086	.4%
Gregory Ayers	Executive Vice President and Chief Financial Officer	341,667	375,000	0
Scott Welch	Executive Vice President and Chief Operating Officer	216,667	250,000	0
Mariann McDonagh	Executive Vice President and Chief Marketing Officer	83,334	200,001	0
Sunny Gosain	Executive Vice President and Chief Product Officer	100,000	300,000	0
Bassam Salem	Executive Vice President and Chief Business Officer	141,667	300,000	0
Bill Robinson	Executive Vice President of Worldwide Sales	0	250,000	0
Theodore Stern	Director	1,731,947	156,178	1,612,713	3.6%
Steve Barnett	Director	626,380	256,413	378,300	.9%
Paul F. Koeppe	Director	449,080	235,413	222,000	.5%
Blake O. Fisher, Jr.	Director	232,080	225,413	15,000	.0%
Mark J. Emkjer	Director	85,901	94,845	0

(1)	Does not include shares underlying stock options that are not exercisable within 60 days after August 9, 2012. Also does not include shares underlying restricted stock units that do not vest within 60 days of August 9, 2012.
(2)	Includes shares underlying stock options granted under the 2008 Equity Plan that are not exercisable within 60 days after August 9, 2012, and shares underlying restricted stock units that do not vest within 60 days of August 9, 2012.

PLAN OF DISTRIBUTION

Subject to the restrictions described below, the selling security holders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, offer and sell all or a portion of the shares covered by this prospectus in one or more or any combination of the following transactions:

•	on The NASDAQ Stock Market, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise.

The selling security holders may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling security holders and, at the time of the determination, may be higher or lower than the market price of our common stock on The NASDAQ Stock Market or any other exchange or market.

The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling security holders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling security holders. The selling security holders may also enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling security holders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling security holders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares by the selling security holders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

The selling security holders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. We will bear the expenses of the offering of shares, except that the selling security holders will pay any applicable underwriting fees, discounts or commissions and certain transfer taxes.

The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares. Upon our notification by the selling security holders that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the selling security holder;

•	the number of shares being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

In addition, upon being notified by the selling security holders that a donee, pledgee, transferee, other successor-in-interest intends to sell more than 500 shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling security holder.

The selling security holders are subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling security holders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of common stock under this prospectus, the selling security holders may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

INDEMNIFICATION

Under the certificate of incorporation and bylaws of inContact the board of directors has the authority to indemnify officers and directors to the fullest extent permitted by Delaware law. Further, inContact has separate indemnification agreements with certain of its officers and directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, or to the extent any of the selling security holders are entitled to indemnification under their agreements with us, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered by this prospectus will be passed upon for inContact by Parsons Behle & Latimer, Salt Lake City, Utah.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from inContact’s Annual Report on Form 10-K, and the effectiveness of inContact’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Any information incorporated by reference into this prospectus is considered to be part of this prospectus from the date we file that document. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-33762) which shall not include, in each case, documents, or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2012;

•	Quarterly Report on Form 10-Q for the period ended June 30, 2012;

•	Current report on Form 8-K filed with the SEC February 3, 2012;

•	Current report on Form 8-K filed with the SEC May 10, 2012;

•	Current report on Form 8-K filed with the SEC June 18, 2012; and

•

The description of our common stock contained in our registration statement on Form S-3 (File No. 333-177553) filed with the SEC on October 27, 2011, including any amendment or report filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document or other report that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. These documents include proxy statements and periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and, to the extent they are considered filed and except as described above, Current Reports on Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. If you would like to request documents from us, please send a request in writing or by telephone to us at the following address:

inContact, Inc.

Attn: Corporate Secretary

7730 S. Union Park Avenue, Suite 500

Midvale, UT 84047

(801) 320-3200

Information on Our Website

Information on any inContact website, any subsection, page, or other subdivision of any inContact website, or any website linked to by content on any inContact website, is not part of this prospectus and you should not rely on that information unless that information is also in this prospectus or incorporated by reference in this prospectus.

7,619,800 SHARES

INCONTACT, INC.

COMMON STOCK

REOFFER PROSPECTUS

August 10, 2012

INCONTACT, INC. HAS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO THE SHARES OFFERED HEREBY. THIS PROSPECTUS OMITS CERTAIN INFORMATION CONTAINED IN THE REGISTRATION STATEMENT. THE INFORMATION OMITTED MAY BE OBTAINED FROM THE SECURITIES AND EXCHANGE COMMISSION UPON PAYMENT OF THE REGULAR CHARGE THEREFORE.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE INCONTACT OR ANY SELLING SECURITY HOLDER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF INCONTACT OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE AS OF WHICH SUCH INFORMATION IS GIVEN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

Part II — Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this registration statement the following documents:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2012;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by the Company since the end of the fiscal year covered by the Company’s Annual Report on Form 10-K referred to in (a) above; and

(c)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form S-3 (File No. 333-177553) filed with the SEC on October 27, 2011, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment hereto, that either indicate that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall also be deemed to be incorporated by reference into this registration statement and to be a part hereof from their respective dates of filing. Any statement in this registration statement, or in a document incorporated or deemed incorporated herein, shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. No document incorporated by reference shall include documents or information deemed to have been furnished and not filed in accordance with SEC rules.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

inContact’s Charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Delaware General Corporation Law (the “DGCL”), no director or officer of inContact shall have any liability to inContact or its stockholders for monetary damages. The DGCL provides that a corporation’s charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. inContact’s Charter and Bylaws provide that inContact shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the DGCL and that inContact shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

The Charter and Bylaws provide that inContact will indemnify its directors and officers and may indemnify employees or agents of inContact to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with inContact. However, nothing in the Charter or Bylaws of inContact protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director or officer has been successful in defense of any proceeding, our Bylaws provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

inContact maintains an officer’s and director’s liability insurance policy insuring its officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring the inContact under certain circumstances, in the event that indemnification payments are made to such officers and directors.

inContact has also entered into indemnification agreements (the “Indemnification Agreements”) with certain of its directors and officers (individually, the “Indemnitee”). The Indemnification Agreements, among other things, provide for indemnification to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The Indemnification Agreements provide for the prompt advancement of all expenses to the Indemnitee and for reimbursement to inContact if it is found that such Indemnitee is not entitled to such indemnification under applicable law. The Indemnification Agreements also provide that after a change in control (as defined in the Indemnification Agreements) of inContact, all determinations regarding a right to indemnity and the right to advancement of expenses shall be made by independent legal counsel selected by the Indemnitee.

The foregoing summaries are necessarily subject to the complete text of the statute, the Company’s Certificate of Incorporation, as amended, and Bylaws, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Description

5.1	Opinion of Parsons Behle & Latimer

23.1	Consent of Parsons Behle & Latimer *

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (see signature page)

*	The referenced consent is included in Exhibit 5.1

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the

II

foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

III

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midvale, State of Utah, on August 9, 2012.

INCONTACT, INC.

By	/s/ PAUL JARMAN
Paul Jarman, Chief Executive Officer
(Principal Executive Officer)

By	/s/ GREGORY S. AYERS
Gregory S. Ayers, Chief Financial Officer
(Principal Financial Officer and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Paul Jarman and Gregory S. Ayers, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ THEODORE STERN Theodore Stern, Director	Date: August 9, 2012

/s/ STEVE BARNETT Steve Barnett, Director	Date: August 9, 2012

/s/ BLAKE O. FISHER Blake O. Fisher, Jr., Director	Date: August 9, 2012

/s/ PAUL F. KOEPPE Paul F. Koeppe, Director	Date: August 9, 2012

/s/ MARK J. EMKJER Mark J. Emkjer, Director	Date: August 9, 2012

/s/ HAMID AKHAVAN Hamid Akhavan	Date: August 9, 2012

/s/ PAUL JARMAN Paul Jarman, Director	Date: August 9, 2012

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